Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to this Annual Report on Form 10-KSB of Goldspring, Inc. of our report dated April 11, 2008 relating to the financial statement schedules appearing in this Annual Report on Form 10-KSB of Goldspring, Inc.

/s/ Jewett Schwartz & Associates
JEWETT SCHWARTZ & ASSOCIATES

Hollywood, Florida April 11, 2008